AVIS BUDGET GROUP REPORTS THIRD QUARTER 2019 RESULTS

PARSIPPANY, N.J., October 31, 2019 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its third quarter ended September 30, 2019.

Third Quarter 2019 over Third Quarter 2018 Highlights:

•	Revenues of $2.8 billion were comparable to prior year, up 1% excluding currency exchange rate movements

•	Net income was $189 million or $2.50 per diluted share and Adjusted net income was $223 million or $2.96 per diluted share

•	Adjusted EBITDA increased 1%, excluding a negative impact of 2% from currency exchange rate movements

•	Per-Unit Fleet Costs improved 6% excluding exchange rate effects

•	Repurchased approximately 2.1 million shares for a total of $59 million during the quarter

Total Company

Third quarter revenues increased 1% compared to prior year excluding a $44 million impact from currency exchange rate movements, primarily due to a 2% increase in Rental Days, partially offset by a 1% decrease in Revenue per Day. Per-Unit Fleet Costs, excluding exchange rate effects, improved by 6% year-over-year and utilization improved 20 basis points. For the quarter, net income was $189 million, or $2.50 per diluted share. Adjusted EBITDA was $471 million including a $9 million impact from currency exchange rate movements and Adjusted net income was $223 million, or $2.96 per diluted share.

“Our Adjusted EBITDA margin was more than 17% for the quarter. Our Americas segment had record Adjusted EBITDA performance. Our operations achieved record Net Promoter Scores for the second quarter in a row, showing the impact of our efforts to improve our customer experience,” said Larry De Shon, Avis Budget Group President and Chief Executive Officer. “In addition, we made further progress on our strategic partnerships with Uber, Lyft and Via where we increased our ride-hail fleet by nearly 60% from prior quarter. We remain focused on improving our core rental car business, while driving innovation to continue our transformation into a mobility service provider.”

Americas Segment

Third quarter revenues increased 1% to a record $1,868 million compared to prior year primarily due to a 3% increase in Rental Days, partially offset by a 2% decrease in Revenue per Day. Per-Unit Fleet Costs improved by 9%, with utilization improving 30 basis points. As a result, Adjusted EBITDA increased to a record $321 million.

Joe Ferraro, President, Americas commented, “Positive revenue growth in the quarter, along with strong ancillary performance and corporate account volume growth contributed to our success. Also, stable residual values and a record 70% of our vehicle dispositions through alternative channels drove fleet cost improvements. Altogether, this generated all time record revenue and Adjusted EBITDA.”

International Segment

Third quarter revenues decreased 1% compared to prior year, excluding a 4% negative impact from currency exchange rate movements, primarily due to a 1% decrease in Rental Days. Revenue per Day, excluding exchange rate effects improved compared to prior year. Per-Unit Fleet Costs were up 1%, excluding exchange rate effects, and utilization was flat. As a result, Adjusted EBITDA was flat to prior year, excluding a $9 million negative impact from currency exchange rate movements, primarily due to mitigating cost reduction actions.

“We focused on higher rate rentals in a challenging environment to improve our pricing, and we were able to increase our customer approval ratings to record highs,” said Keith Rankin, President, International.

Capital Allocation and Liquidity

In September 2019, we called $75 million of our 5.5% Senior Notes due 2023 for early redemption, which we paid in October 2019 with cash on hand. We also repurchased approximately 2.1 million shares during third quarter 2019, for approximately $59 million under our share repurchase program.

As of September 30, 2019, our corporate debt was approximately $3,483 million and cash and cash equivalents totaled $615 million, bringing net corporate debt to $2,868 million, and our net corporate leverage ratio to 3.6x.

Weighted average diluted shares outstanding were 75.7 million in the quarter compared to 79.5 million in the prior year, a 5% year-over-year reduction.

Investor Conference Call

We will host a conference call to discuss third quarter results and its outlook on November 1, 2019, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13695307.

Outlook

Our full-year 2019 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. We believe that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings measures and the degree of uncertainty associated with forecasting the reconciling items and amounts. We further believe that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of such reconciling items could be significant to our future quarterly or annual results.

2019 guidance:

$ millions *	2019 Estimates
Revenues	$9,000 - $9,200
Adjusted EBITDA	$750 - $800
Non-vehicle related depreciation and amortization	$200 - $215
Interest expense related to corporate debt, net	$180 - $190
Adjusted pretax income	$350 - $450
Adjusted net income	$260 - $320
Adjusted diluted earnings per share	$3.35 - $4.20
Capital expenditures	$230 - $250
Cash taxes, vehicle programs and other	$70 - $120
Adjusted free cash flow	$250 - $300
* Excluding Adjusted diluted earnings per share.
Non-vehicle related depreciation and amortization excludes acquisition-related amortization expense.
Interest expense related to corporate debt, net excludes early extinguishment of debt.

$ change millions (better)/worse	vs prior year
Vehicle interest expense (rate impact)	$25 - $35
Adjusted EBITDA net currency translation	$15 - $25

Americas

% change	vs prior year
Rental Days	1.0% - 2.0%
Revenue per Day	0.0% - 1.0%
Per-Unit Fleet Costs per Month	(6.0%) - (8.0%)
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

% change	vs prior year
Rental Days	2.0% - 3.0%
Revenue per Day	(1.0%) - (2.0%)
Per-Unit Fleet Costs per Month	1.0% - 2.0%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future fleet costs, acquisition synergies, cost-saving initiatives, cash flows and future share repurchases are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in economic conditions generally, particularly during our peak season and/or in key market segments, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our strategy for growth and cost savings. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as other financial measures that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4, Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Share Repurchase Program

The Company’s share repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Katie McCall	David Calabria
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Income Statement and Other Items
Revenues	$2,753	$2,778	(1%)	$7,010	$7,074	(1%)
Income before income taxes	328	355	(8%)	273	264	3%
Net income	189	213	(11%)	160	152	5%
Earnings per share - diluted	2.50	2.68	(7%)	2.10	1.88	12%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	471	476	(1%)	645	639	1%
Adjusted pretax income	373	384	(3%)	355	356	0%
Adjusted net income	223	265	(16%)	225	251	(10%)
Adjusted earnings per share - diluted	2.96	3.33	(11%)	2.95	3.10	(5%)

	As of
	September 30, 2019	December 31, 2018
Balance Sheet Items
Cash and cash equivalents	$615	$615
Vehicles, net	12,752	11,474
Debt under vehicle programs	11,592	10,232
Corporate debt	3,483	3,551
Stockholders' equity	495	414

Segment Results
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Revenues
Americas	$1,868	$1,844	1%	$4,822	$4,782	1%
International	885	934	(5%)	2,188	2,292	(5%)
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,753	$2,778	(1%)	$7,010	$7,074	(1%)

Adjusted EBITDA
Americas	$321	$313	3%	$508	$435	17%
International	169	178	(5%)	187	252	(26%)
Corporate and Other	(19)	(15)	n/m	(50)	(48)	n/m
Total Company	$471	$476	(1%)	$645	$639	1%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$2,753	$2,778	$7,010	$7,074

Expenses
Operating	1,291	1,294	3,534	3,561
Vehicle depreciation and lease charges, net	551	587	1,579	1,693
Selling, general and administrative	350	336	947	953
Vehicle interest, net	90	85	261	237
Non-vehicle related depreciation and amortization	62	62	195	190
Interest expense related to corporate debt, net:
Interest expense	49	44	139	139
Early extinguishment of debt	10	—	10	5
Restructuring and other related charges	22	4	66	14
Transaction-related costs, net	—	11	6	18
Total expenses	2,425	2,423	6,737	6,810

Income before income taxes	328	355	273	264
Provision for income taxes	139	142	113	112
Net income	$189	$213	$160	$152

Earnings per share - diluted
Basic	$2.52	$2.71	$2.12	$1.90
Diluted	$2.50	$2.68	$2.10	$1.88

Weighted average shares outstanding
Basic	75.2	78.8	75.6	80.1
Diluted	75.7	79.5	76.2	81.0

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Americas

Rental Days (000’s)	31,374	30,413	3%	85,249	84,085	1%
Revenue per Day, excluding exchange rate effects (A)	$59.61	$60.64	(2%)	$56.70	$56.87	0%
Average Rental Fleet	469,863	457,066	3%	440,493	436,074	1%
Vehicle Utilization	72.6%	72.3%	30 bps	70.9%	70.6%	30 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$267	$294	(9%)	$284	$313	(9%)

International

Rental Days (000’s)	18,056	18,216	(1%)	45,389	44,105	3%
Revenue per Day, excluding exchange rate effects (A)	$51.33	$51.28	0%	$51.17	$51.96	(2%)
Average Rental Fleet	263,420	265,939	(1%)	229,892	224,524	2%
Vehicle Utilization	74.5%	74.5%	0 bps	72.3%	72.0%	30 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$233	$231	1%	$234	$231	1%

Total

Rental Days (000’s)	49,430	48,629	2%	130,638	128,190	2%
Revenue per Day, excluding exchange rate effects (A)	$56.59	$57.13	(1%)	$54.78	$55.18	(1%)
Average Rental Fleet	733,283	723,005	1%	670,385	660,598	1%
Vehicle Utilization	73.3%	73.1%	20 bps	71.4%	71.1%	30 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$255	$271	(6%)	$267	$285	(6%)
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Americas

Revenue per Day	$59.56	$60.64	(2%)	$56.57	$56.87	(1%)
Per-Unit Fleet Costs per Month	$267	$294	(9%)	$283	$313	(10%)

International

Revenue per Day	$49.04	$51.28	(4%)	$48.20	$51.96	(7%)
Per-Unit Fleet Costs per Month	$222	$231	(4%)	$221	$231	(4%)

Total

Revenue per Day	$55.71	$57.13	(2%)	$53.66	$55.18	(3%)
Per-Unit Fleet Costs per Month	$251	$271	(7%)	$262	$285	(8%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Nine Months Ended September 30, 2019
Operating Activities
Net cash provided by operating activities	$1,931

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(159)
Net cash used in investing activities of vehicle programs	(2,879)
Net cash used in investing activities	(3,038)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(96)
Net cash provided by (used in) financing activities of vehicle programs	1,186
Net cash provided by (used in) financing activities	1,090

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(10)
Net change in cash and cash equivalents, program and restricted cash	(27)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	735
Cash and cash equivalents, program and restricted cash, end of period (B)	$708

_______
(A)	Consists of cash and cash equivalents of $615 million, program cash of $115 million and restricted cash of $5 million.
(B)	Consists of cash and cash equivalents of $615 million, program cash of $89 million and restricted cash of $4 million.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Nine Months Ended September 30, 2019
Income before income taxes	$273
Add-back of non-vehicle related depreciation and amortization	195
Add-back of debt extinguishment costs	10
Add-back of restructuring and other related costs	66
Add-back of transaction-related costs	6
Working capital and other	(48)
Capital expenditures	(178)
Tax payments, net of refunds	(69)
Vehicle programs and related (D)	(139)
Adjusted free cash flow	116

Acquisition and related payments, net of acquired cash (E)	(45)
Dispositions, net of tax payments (F)	64
Borrowings, net of debt repayments	(25)
Restructuring and other related payments	(25)
Transaction-related payments	(10)
Repurchases of common stock	(65)
Change in program cash	(23)
Change in restricted cash	(2)
Foreign exchange effects, financing costs and other	(12)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(27)

_______
(C)
The Company has revised its definition of Adjusted free cash flow to exclude payments for restructuring and other related charges. Our calculation of Adjusted free cash flow may not be comparable to the calculation of similarly-titled measures used by other companies. See Appendix I for the definition of Adjusted free cash flow.

(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(E)
Excludes $26 million of vehicles purchased as a part of North America licensee acquisitions, which were financed through incremental vehicle-backed borrowings, and includes equity method investment of $3 million in our licensee in Greece.

(F)	Proceeds received on the sale of our equity method investment in Anji Car Rental & Leasing Company Limited ("Anji"), net of cross-border withholding taxes of $4 million.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Nine Months Ended September 30, 2019
Net cash provided by operating activities (per above)	$1,931
Investing activities of vehicle programs	(2,879)
Financing activities of vehicle programs	1,186
Capital expenditures	(178)
Proceeds received on sale of assets and nonmarketable equity securities	19
Change in program cash	23
Change in restricted cash	2
Acquisition and disposition-related payments	(23)
Restructuring and other related payments	25
Transaction-related payments	10
Adjusted free cash flow (per above)	$116

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income, income before income taxes and diluted earnings per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA:		2019	2018

	Net income	$189	$213
	Provision for income taxes	139	142
	Income before income taxes	328	355

	Add certain items:
	Restructuring and other related charges	22	4
	Acquisition-related amortization expense	13	14
	Early extinguishment of debt	10	—
	Transaction-related costs, net	—	11
	Adjusted pretax income	373	384

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	49	48
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	49	44
	Adjusted EBITDA	$471	$476

Reconciliation of net income to adjusted net income:

	Net income	$189	$213
	Add certain items, net of tax:
	Restructuring and other related charges	17	3
	Acquisition-related amortization expense	10	11
	Early extinguishment of debt	7	—
	Transaction-related costs, net	—	8
	Income tax provision from the Tax Act (A)	—	30
	Adjusted net income	$223	$265

	Earnings per share - Diluted	$2.50	$2.68

	Adjusted diluted earnings per share	$2.96	$3.33

	Shares used to calculate Adjusted diluted earnings per share	75.7	79.5

_______
(A)	As a result of the Tax Act, the adjustment of incremental tax expense related to cumulative foreign earnings initially recorded in the fourth quarter of 2017.

Table 5 (page 2 of 2)

		Nine Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA:		2019	2018

	Net income	$160	$152
	Provision for income taxes	113	112
	Income before income taxes	273	264

	Add certain items:
	Restructuring and other related charges	66	14
	Acquisition-related amortization expense	44	46
	Early extinguishment of debt	10	5
	Transaction-related costs, net	6	18
	Non-operational charges related to shareholder activist activity (A)	—	9
	Gain on sale of equity method investment in Anji (B)	(44)	—
	Adjusted pretax income	355	356

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	151	144
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	139	139
	Adjusted EBITDA	$645	$639

Reconciliation of net income to adjusted net income:

	Net income	$160	$152
	Add certain items, net of tax:
	Restructuring and other related charges	51	11
	Acquisition-related amortization expense	32	33
	Early extinguishment of debt	7	4
	Transaction-related costs, net	5	14
	Non-operational charges related to shareholder activist activity	—	7
	Income tax provision from the Tax Act (C)	—	30
	Gain on sale of equity method investment in Anji	(30)	—
	Adjusted net income	$225	$251

	Earnings per share - Diluted	$2.10	$1.88

	Adjusted diluted earnings per share	$2.95	$3.10

	Shares used to calculate Adjusted diluted earnings per share	76.2	81.0

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.
(C)	As a result of the Tax Act, the adjustment of incremental tax expense related to cumulative foreign earnings initially recorded in the fourth quarter of 2017.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,868	$885	$2,753	$1,844	$934	$2,778
Currency exchange rate effects	2	42	44	—	—	—
Revenue excluding exchange rate effects	$1,870	$927	$2,797	$1,844	$934	$2,778
Rental days (000's)	31,374	18,056	49,430	30,413	18,216	48,629
RPD excluding exchange rate effects (in $'s)	$59.61	$51.33	$56.59	$60.64	$51.28	$57.13

Vehicle Utilization
Rental days (000's)	31,374	18,056	49,430	30,413	18,216	48,629
Average rental fleet	469,863	263,420	733,283	457,066	265,939	723,005
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	43,227	24,235	67,462	42,050	24,466	66,516
Vehicle utilization	72.6%	74.5%	73.3%	72.3%	74.5%	73.1%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$376	$175	$551	$403	$184	$587
Currency exchange rate effects	1	9	10	—	—	—
	$377	$184	$561	$403	$184	$587
Average rental fleet	469,863	263,420	733,283	457,066	265,939	723,005
Per-unit fleet costs (in $'s)	$801	$698	$764	$883	$693	$813
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$267	$233	$255	$294	$231	$271

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$4,822	$2,188	$7,010	$4,782	$2,292	$7,074
Currency exchange rate effects	11	135	146	—	—	—
Revenue excluding exchange rate effects	$4,833	$2,323	$7,156	$4,782	$2,292	$7,074
Rental days (000's)	85,249	45,389	130,638	84,085	44,105	128,190
RPD excluding exchange rate effects (in $'s)	$56.70	$51.17	$54.78	$56.87	$51.96	$55.18

Vehicle Utilization
Rental days (000's)	85,249	45,389	130,638	84,085	44,105	128,190
Average rental fleet	440,493	229,892	670,385	436,074	224,524	660,598
Number of days in period	273	273	273	273	273	273
Available rental days (000's)	120,255	62,760	183,015	119,048	61,295	180,343
Vehicle utilization	70.9%	72.3%	71.4%	70.6%	72.0%	71.1%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$1,123	$456	$1,579	$1,226	$467	$1,693
Currency exchange rate effects	2	29	31	—	—	—
	$1,125	$485	$1,610	$1,226	$467	$1,693
Average rental fleet	440,493	229,892	670,385	436,074	224,524	660,598
Per-unit fleet costs (in $'s)	$2,554	$2,108	$2,401	$2,813	$2,081	$2,564
Number of months in period	9	9	9	9	9	9
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$284	$234	$267	$313	$231	$285

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in Anji and income taxes. Net charges for unprecedented personal-injury legal matters and gain on sale of equity method investment in Anji are recorded within operating expenses in our consolidated condensed statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. We have revised our definition of Adjusted EBITDA to exclude the gain on sale of equity method investment in Anji. We did not revise prior years’ Adjusted EBITDA amounts because there were no gains similar in nature to this gain. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $11 million and $12 million in third quarter 2019 and 2018, respectively, and totaling $34 million and $32 million in the nine months ended September 30, 2019 and 2018, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude restructuring and other related charges and have revised prior years' Adjusted Free Cash Flow amounts accordingly. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.